EXHIBIT 10.4
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
          SECOND AMENDMENT dated as of July 29, 2005 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of August 16, 2004, as amended (the “Agreement”) by and between TRW Automotive Inc. (the “Company”) and Neil E. Marchuk (“Executive”).
          WHEREAS, in order to extend the term of the Agreement, Executive and Company desire to amend the Agreement as set forth below;
          In consideration of the premises and mutual covenants herein, the parties agree as follows:
          1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.
          2. Amendment to Section 1.b. of the Agreement. Section 1.b. of the Agreement shall be amended in its entirety to read as follows:
b. Subject to the provisions of Section 7 of this Agreement, Executive shall be employed by the Company for a period commencing on the Effective Date and ending on December 31, 2008 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with January 1, 2009 and on each January 1 thereafter (each an “Extension Date”), the Employment Term shall be automatically extended for an additional one-year period, unless the Company or Executive provides the other party hereto 60 days prior written notice before the next Extension Date that the Employment Term shall not be so extended.
          3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.
          4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
          5. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRW Automotive Inc.	Neil E. Marchuk

/s/ David L. Bialosky	/s/ Neil E. Marchuk

By: David L. Bialosky

Title:	Executive Vice President General Counsel and Secretary